Exhibit 10.27*
WAIVER AND EXTENSION
THIS WAIVER AND EXTENSION (this “Agreement”) is made by the undersigned as of September 29, 2013.
WHEREAS, Dolby Laboratories, Inc., a California corporation (the “Tenant”), and certain of the undersigned are parties to (i) that certain Lease Agreement dated as of December 31, 2005, as amended, relating to certain premises commonly known as 100 Potrero Avenue, San Francisco, California, as more particularly described in such Lease Agreement, (ii) that certain Lease Agreement dated as of December 31, 2005, relating to certain premises commonly known as 130 Potrero Avenue, San Francisco, California, as more particularly described in such Lease Agreement and (iii) that certain Lease Agreement dated as of December 31, 2005, relating to certain premises commonly known as 140 Potrero Avenue, San Francisco, California, as more particularly described in such Lease Agreement (each a “Lease” and collectively, the “Leases”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the applicable Lease. In addition, all of the undersigned (other than the Tenant) are collectively referred to herein as the “Landlord Parties”
WHEREAS, Section 30(a) of each Lease provides that Tenant may exercise the Extension Option by providing written notice to Landlord no less than 12 months prior to the Expiration Date of the Term (the “Option Deadline”).
WHEREAS, the Expiration Date of the Term of each of the Leases is December 31, 2013 (the “Original Expiration Date”).
WHEREAS, the Ray and Dagmar Dolby Real Estate Investments, L.P., an original party to certain of the Leases, has dissolved.
WHEREAS, with respect to each applicable Lease, each of the Landlord Parties, pursuant to a Waiver dated December 20, 2012, a Waiver dated February 27, 2013, a Waiver dated April 26, 2013 and a Waiver dated June 29, 2013 (collectively, the “Prior Waivers”) previously waived the Option Deadline with respect to the first Option Term, and desires to continue to waive the Option Deadline with respect to the first Option Term (in the event that Tenant exercises the Extension Option with respect to the first Option Term) as specified below.
WHEREAS, Section 30(b) of each Lease provides that if Tenant exercises the Extension Option, the Landlord shall send to Tenant a notice setting forth the Prevailing Market Rental for the Premises for the Option Term (the “Landlord Notice”) on or before the date that is 270 days prior to the Expiration Date of the Term (the “Landlord Deadline”).
WHEREAS, with respect to each applicable Lease, Tenant previously waived, pursuant to the Prior Waivers, the Landlord Deadline with respect to the first Option Term and desires to continue to waive the Landlord Deadline with respect to the first Option Term (in the event that Tenant exercises the Extension Option with respect to the first Option Term) as specified below.
WHEREAS, Section 24 of each Lease provides that no provision of such Lease may be waived except by a written instrument signed by the party against which the enforcement of the waiver is sought.
WHEREAS, the parties desire to extend the term of each Lease to April 30, 2014 (the “Extended Expiration Date”).
NOW, THEREFORE,
1.Each Lease is hereby amended to change the Expiration Date thereunder from the Original Expiration Date to the Extended Expiration Date. During the period from the Original Expiration Date through the Extended Expiration Date, Tenant shall continue to pay Base Rent at the rate applicable to the month in which the Original Expiration Date occurs.

2.With respect to each applicable Lease, each of the Landlord Parties hereby irrevocably waives the Option Deadline with respect to the first Option Term; provided, however, that if Tenant wishes to exercise the Extension Option with respect to such first Option Term, Tenant must do so by no later than March 31, 2014.
3.With respect to each applicable Lease, Tenant hereby irrevocably waives the Landlord Deadline with respect to the first Option Term; provided, however, that if Tenant exercises the Extension Option with respect to such first Option Term, the Landlord must deliver the Landlord Notice on or before the date that is 30 days after Tenant exercises the Extension Option.
4. Nothing herein shall be construed as requiring Tenant to exercise the Extension Option under any of the Leases.
This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above by a duly authorized signatory.

RAY DOLBY TRUST UNDER THE DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999 By: /s/ Dagmar Dolby Name: Dagmar Dolby Title: Trustee	DOLBY FAMILY TRUST INSTRUMENT DATED MAY 7, 1999 By: /s/ Dagmar Dolby Name: Dagmar Dolby Title: Trustee
RAY DOLBY 2002 TRUST A DATED APRIL 19, 2002 By: /s/ Dagmar Dolby Name: Dagmar Dolby Title: Trustee	RAY DOLBY 2002 TRUST B DATED APRIL 19, 2002 By: /s/ Dagmar Dolby Name: Dagmar Dolby Title: Trustee
DOLBY LABORATORIES, INC. a California corporation By:/s/ Andy Sherman Name: Andy Sherman Title: Executive Vice President and General Counsel

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